Exhibit 10.4

SINO-FOREIGN JOINT VENTURE CONTRACT

by and between

SUN FAR EAST LIMITED

and

ZIBO BAO KAI TRADING CO., LTD.

for establishing

TAIXING ZHONGNENG FAR EAST SILICON CO., LTD.

Sino-Foreign Joint Venture Contract

This Sino-Foreign Joint Venture Contract (hereinafter referred to as the “Contract”) is made and entered into by and between Sun Far East Limited, a limited liability company duly established and legally existing in accordance with the Hong Kong laws (hereinafter referred to “Party A” or “Foreign Party” or “Foreign Party in Joint Venture”), and Zibo Bao Kai Trading Co., Ltd., a limited liability company duly established and legally existing in accordance with the PRC laws (hereinafter referred to “Party B”), as of the 11th day of January, 2008 in Xuzhou, China in accordance with the Sino-Foreign Joint Venture Laws of the People’s Republic of China, the Implementation Rules for the Sino-Foreign Joint Venture Laws of the People’s Republic of China, other laws and regulations in relation to the investment made by foreigners and the local rules and regulations stipulated by Taixing municipal government of Jiangsu province based on the principle of equality, mutual benefit, risks sharing and friendly negotiations for the purpose to jointly invest in and establish a sino-foreign joint venture in Taixing, Jiangsu province, China and to identify the rights and obligations of the parties of the joint venture. The name of the joint venture is Taixing Zhong Neng Far East Silicon Co., Ltd..

The parties of the joint venture hereto agree as below through friendly negotiations:

Article 1 Definition and Interpretation

1.1 Definition

For the purpose of this Contract, the following terms and expressions shall have the meanings assigned below unless defined otherwise herein:

(1)	Articles of Association: refers to the articles of association of the joint venture.

(2)	Board of Directors: refers to the board of directors of the joint venture.

(3)	Party in Default: refers to the party failing to perform any obligation specified herein.

(4)	Business License: refers to the business license of enterprise legal person issued to the joint venture by the State Administration for Industry and Commerce or the competent authority authorized by it.

(5)	Chairman: refers to the chairman of the board of the joint venture.

(6)	Joint Venture Laws: refer to the Sino-Foreign Joint Venture Laws of the People’s Republic of China, the Implementation Rules for the Sino-Foreign Joint Venture Laws of the People’s Republic of China and the other laws, regulations, ordinance, rules, measures, notice, reply and approvals stipulated by the competent authority of the People’s Republic of China regarding joint ventures.

(7)	Joint Venture: refers to Taixing Zhong Neng Far East Silicon Co., Ltd., which is the liability limited company established by the parties as per the Contract.

(8)	Confidential Information: shall have the meaning specified in Article 23.1 hereof.

(9)	General Manager: refers to the general manager of the Joint Venture.

(10)	Directors: refer to the directors of the joint venture.

(11)	Distributable Profits: refer to such profits of the joint venture as may be distributed to the parties as specified in Article 15.4.1 hereof.

(12)	Equity: refers to the ownership and rights the parties are entitled to as per the quantity and the proportion of their respective contribution to the registered capital of the joint venture as stipulated in Article 7.2 hereof.

(13)	Examination and Approval Authority: refers to the Ministry of Commerce or the other competent authority authorized by the Ministry of Commerce.

(14)	Financing Institutions: refer to the banks and the financial institutions which provide the joint venture with such funds as may be required by its construction or operation or such other institutions or authorities as may legally provide financing services as mentioned in Article 7.6 hereof.

(15)	Financing Agreements: refer to the agreements or documents concluded by the joint venture with the financing institutions for the purpose to obtain such funds as may be required by its operation as mentioned in Article 7.6 hereof.

(16)	Foreign Currency: refers to the convertible currency of any countries or regions except RMB.

(17)	Contract Regarding Grant of Land Use Right: refers to the contract regarding the grant of the land use right which may be granted to the joint venture as approved by the state land administration department and required by the operation of the joint venture.

(18)	Innocent Party: refers to the other party other than the party in default.

(19)	Non-transferring party: shall have the meaning specified in Article 7.8.1 hereof.

(20)	China: refers to the People’s Republic of China;

(21)	Prophase Development Costs and Expenses: shall have the meaning specified in Article 7.9 hereof.

(22)	Project: refers to the silicon products manufacturing factory which is proposed to be invested in by the parties, to be financed, constructed, owned, operated and managed by the joint venture and to be consisted of the production facilities and the other public facilities, auxiliary equipment, lands, buildings and industrial facilities inside and outside the factory.

(23)	Project Documents: refer to the Contract, the Articles of Association, the financing agreements, the raw materials supply contract, the product sales contracts, the contract regarding the grant of the land use right and such other contracts, agreements or legal documents as may be relevant to the Project.

(24)	RMB: refers to the statutory currency in the People’s Republic of China.

(25)	Administration of Foreign Exchange: refers to State Administration of Foreign Exchange or the competent authority authorized by it.

(26)	Administration for Industry and Commerce: refers to the Chinese State Administration for Industry and Commerce or the competent authority authorized by it.

(27)	Three Funds: refer to the employee welfare and bonus fund, the enterprise development fund and the reserve fund which the joint venture must withdraw as per the applicable laws and regulations; provided that the proportion to withdraw such funds shall be decided by the Board of Directors through resolutions of directors at any time.

(28)	Equity Transfer: refers to either party legally transferring its contribution to the joint venture to the other party or any third party as per the applicable laws and Article 7.8 of the Contract.

(29)	Transferring party: shall have the meaning specified in Article 7.8.1 hereof.

(30)	USD: refers to the statutory currency in the United States of America.

1.2 Interpretation

Unless otherwise required by the context, the Contract shall be interpreted as below:

(1)	Articles and appendices mentioned herein shall refer to the articles and appendices hereof. The appendices attached thereto shall constitute an integral part of the Contract.

(2)	Catalogues and headings are included for convenience only and are not to be used in the interpretation of the Contract.

(3)	Laws and regulations mentioned herein shall refer to the laws and regulations which are applicable to the parties and the joint venture during the valid term of the Contract.

(4)	In case of any conflict between the text of the Contract and the appendices attached hereto, the text of the Contract shall prevail.

(5)	“In writing” or “written” mentioned herein includes printing, typing, facsimile and telegraph communication and other record methods in visual forms.

(6)	“Day” means “calendar day” and “week”, “month” or “year” means “calendar week”, “calendar month” or “calendar year”.

(7)	References to persons include natural persons, bodies corporate, corporations sole and the competent authorities, including individuals, corporations and partnership. References to authorized persons include their successors and assigns and such organizations or institutions as may succeed their functions and authorities.

Article 2 Parties

2.1 The parties to this Contract are:

Party A: Sun Far East Limited, a limited liability company duly established and legally existing in accordance with the Hong Kong laws with the status as an independent legal person

Register Address: Suite 3601, Two Exchange Square, Central, Hongkong

Registration Office: Hong Kong Company Registry Office

Registration No.: 1193126

Legal Representative: Li Jian

Title: Managing Director

Nationality: Hong Kong, China

Party B: Zibo Bao Kai Trading Co., Ltd., a limited liability company duly established and legally existing in accordance with the PRC laws with the status as an independent legal person

Register Address: Shang Zhuang Village Si Bao Shan Office, High-Tech Industrial Development Zone, Zibo

Zip Code: 255088

Registration Office: Zibo Administration for Industry and Commerce

Registration No.:

Legal Representative: Song Yihua

Title: Managing Director

Nationality: Chinese

For the purpose of this Contract, Party A and Party B are referred to, collectively, as “parties” and, individually, as “party”. The other parties of the joint venture are accordingly referred to as “the other parties”.

Article 3 Representations and Warranties

3.1 Each party represents and warrants to the other party that:

(1)	it has been duly organized and is validly existing as a legal person entity as specified in Article 2.1 hereof and has the power and authority to execute the Contract and the capability to perform its obligations hereunder;

(2)	the person executing the Contract for and on its behalf has been duly authorized by it, who may execute and deliver the Contract and/or the other project documents for and on its behalf so that it will be bound by the Contract and/or the other project documents;

(3)	its execution, delivery and performance of the Contract and the other relevant documents will not violate its articles of association or organizational documents and all the other contract or agreements or obligations which it has executed, delivered and performed and it and its properties are subject to the governing laws and regulations; and

(4)	there is no litigation, arbitration, execution, enforcement or other judicial procedure which may affect the execution or performance of the Contract and is purported to it existing as of the execution of the Contract.

Article 4 Establishment of the Joint Venture

4.1 The parties unanimously agree to establish a joint venture in Taixing, Jiangsu province, China in accordance with the Joint Venture Laws and the Contract.

4.2 Laws and Regulations

The Joint Venture is governed and protected by the applicable laws and regulations promulgated in China and, in particular, the Joint Venture Laws. The Joint Venture shall conduct all of its activities in compliance with such applicable Chinese laws and regulations as may be effective during the valid term of the Contract.

4.3 Name and Address of the Joint Venture

Chinese Name of the Joint Venture: Taixing Zhong Neng Far East Silicon Co., Ltd.

Legal address of the Joint Venture: 88 Qidong Road Taixing Economic Development Zone, Jiangsu province, China

4.4 Limited Liability

The Joint Venture shall be a limited liability company with the status as an independent legal person upon its legitimate registration. The Joint Venture shall conduct business by itself and be solely responsible for its profits and losses. The liabilities of the Joint Venture to its debts shall be limited to its total assets. The responsibilities and liabilities of the Parties to the Joint Venture shall be limited to the capital respectively subscribed and contributed by them to the Joint Venture.

4.5 Examination and Approval

After examined and approved by the parties, the Contract, the Articles of Association and the other necessary materials shall be submitted jointly by the parties to the competent examination and approval authority for examination and approval. Either party shall notify the other party in writing promptly upon its receipt of the approval from the competent examination and approval authority.

Article 4.6 Business License

The parties shall apply with the competent Administration for Industry and Commerce for the business license within the period specified by the Chinese laws and regulations.

Article 4.7 Branches and Subsidiaries

The Joint Venture may apply with competent governmental authorities to establish its branches and subsidiaries and/or offices after so approved by the board of directors.

Article 5 Purposes, Scope of Business, Scale of the Joint Venture and

Joint Venture Duration

5.1 Purposes

The parties intend to produce and sell the relevant products by adopting the advanced technology, equipment and scientific management methods and experience and through constructing, possessing, operating and managing the factory for trichlorosilane project and to conduct the other pertinent operational activities approved by the competent governmental authorities with a view to promote the economic development in Taixing, Jiangsu and to obtain the reasonable investment returns for the parties.

5.2 Scope of Business

To research, produce and sell trichlorosilane and silicon tetrachloride products, to provide such other engineering services, to carry out such project development and to import and export such other commodities and technologies as may be related to the silicon industry, and to conduct other pertinent operational activities approved by the competent governmental authorities.

5.3 Scale of the Joint Venture

Scale of Production: to build the trichlorosilane project which has the total production capability of 60,000 tons/year in various phases with the production capability in the first phase to be 20,000 tons/year.

5.4 Joint Venture Duration

The joint venture duration shall be twenty (20) years commencing from the issuance date of its business license.

5.5 Extension

Where the parties so agree and the board of directors so unanimously approves, the duration of the joint venture may be extended.

The application to extend the duration of the joint venture shall be submitted to the competent examination and approval authority one hundred and eighty (180) days prior to the expiry of the duration of the joint venture as per the applicable Chinese laws and regulations. The joint venture shall go through the change registration and the other legal formalities upon approval by the competent examination and approval authority.

Should the joint venture fail to produce the investment profit expected by the parties within the said duration by the reasons of decreased sales, additional operating costs, growing tax rate and other unforeseeable factors, the parties agree and shall cause the board of directors to agree to apply with the competent examination and approval authority to extend the duration of the joint venture to the largest extent permitted by the Chinese laws so that the expected profit may be obtained, and shall go through all of such legal formalities as may be required in the effort to obtain such approval.

Article 6 Total Investment Amount and Registered Capital

7.1 Total Investment Amount

The total investment amount of the joint venture regarding the 20,000 tpa production capability in the first phase is RMB sixty million (RMB 60,000,000) (to be adjusted as per the amount finally approved by the design institute). The Joint Venture may increase the investment amount in consideration of the increased production capability in the following phases.

7.2 Registered Capital

The registered capital of the Joint Venture accounts for fifty percent (50%) of the total investment amount, that is, RMB thirty million (RMB 30,000,000) (unless otherwise specifically provided for by the State or the competent governmental project management department regarding the registered capital of such industry), where:

7.2.1 Party A contributes in cash an amount in foreign currency which is equivalent to RMB twenty-one million (RMB 21,000,000), accounting for seventy percent (70%) of the registered capital of the joint venture; and

7.2.2 Party B contributes in cash RMB nine million (RMB 9,000,000), accounting for thirty percent (30%) of the registered capital of the joint venture.

7.3 Period of Contribution

After the joint venture completes the registration formalities in the competent Administration for Industry and Commerce and obtains the business license and before the 15th day of January, 2008, Party A shall transfer an amount in foreign currency which is equivalent to RMB 10,000,000 and Party B shall transfer RMB 2,000,000 to the designated capital verification account in the bank, Party B shall transfer RMB 3,000,000 to the designated capital verification account in the bank before the 25th day of January, 2008; and Party A and Party B shall transfer all of the remaining amount to the designated capital verification account in the bank before the 20th day of February, 2008. Party A shall be responsible to finance the funds as per the implementation of the project to make up the balance between the registered capital and the actual investment amount.

7.4 Completion of Contribution

The final confirmation that the parties have duly made their respective contributions shall be subject to the capital verification report issued by the accounting firm as per Article 13.6.1 and the investment certificate signed by the chairman of the joint venture and affixed with the company stamp of the joint venture.

7.5 Exchange Rate Applicable to the Contribution

The capital contributed by the party in foreign currency shall be exchanged to RMB at the middle rate of exchange promulgated by the People’s Bank of China in the day of contribution.

7.6 Source of the Funds to Make Up the balance between the registered capital and the actual investment amount

Party A shall be responsible to finance the funds as per the implementation of the project to make up the balance between the registered capital and the actual investment amount.

7.7 Investment Certificate

After the parties have contributed their respective capital which shall be contributed in the installment, the joint venture shall employ the accounting firm to verify the capital and issue the capital verification report as per the applicable laws and regulations, and the board of directors will issue the investment certificate to each party based thereon. The investment certificate signed by the chairman of the joint venture and affixed with the company stamp of the joint venture. The costs and expenses caused by the employment of the accounting firm to verify the capital shall be borne by the joint venture.

7.8 Transfer of Contribution (hereinafter referred to as “Equity”)

7.8.1 Unless otherwise provided for in Article 7.8.2 hereof, the other party (hereinafter referred to as the “non-transferring party”) shall have the first-refusal right to purchase all or part of the equity proposed to be transferred by the party (hereinafter referred to as the “transferring party”) to any third party; provided that the non-transferring party shall exercise the first-refusal right in writing within forty-five (45) days upon its receipt of the relevant notice.

7.8.2 Where the transferring party proposes to transfer its equity in whole or in part to its affiliated company (which is a company whose 40% or more equity is directly or indirectly owned by the transferring party, or directly or indirectly owning 40% or more equity of the transferring party, or whose 40% or more equity is directly or indirectly owned by the same third party who directly or indirectly owning 40% or more equity of the transferring party) during the duration of the joint venture, the non-transferring party shall unconditionally agree on the same; provided that the transferring party shall notify the non-transferring party in writing forty-five (45) days prior to the occurrence of such transfer as stipulated in 7.8.1 hereof.

7.9 Prophase Development Costs and Expenses

The parties shall undertake the financial, technical, legal and the other similar costs and expenses actually incurred by the parties prior to the completion of their respective contribution and related to the project in proportion to their respective contribution to the registered capital, and the parties shall also be entitled to the assets so formed in proportion to their respective contribution to the registered capital. The said costs and expenses shall be counted as the syndication fees of the joint venture or reimbursed by the joint venture to the parties after audited by the competent institution and confirmed by the parties.

Article 7 Responsibilities of the Parties

8.1 The parties shall jointly:

(1)	complete the various tasks assigned by the board of directors;

(2)	make their respective contributions as stipulated herein;

(3)	complete the other matters authorized by the joint venture; and

(4)	assist the joint venture to prepare the relevant documents (to be executed by the parties) and obtain such approvals, permits and licenses as may be required by the establishment and the operation of the joint venture and the factory, including, without limitation to, project proposal, feasibility study report, draft design, construction map, land use right, electricity supply, environmental protection documents and business license, and assist the joint venture to contact the competent governmental authorities so that the joint venture may obtain various approvals regarding its establishment and operation as soon as possible and provide the other parties with the photocopies of the approvals so obtained.

8.2 Responsibilities of Party A

In addition to the other responsibilities stipulated herein, Party A shall also:

(1)	assist the joint venture to obtain the supports and the approvals from the various governmental authorities regarding the project declaration and examination and approval; assist the joint venture to obtain the preferential treatment and benefits permitted by the State and the local government; assist the joint venture to conduct such matters or provide the joint venture with such convenience as may be required during the operation period of the factory; assist the joint venture to coordinate the relationship with the local governmental and assist the joint venture to obtain such lands and go through such formalities as may be necessary to the project;

(2)	undertake the guarantee liability for the financed funds as specified in Article 7.6 hereof;

(3)	cause the raw materials suppliers to conclude the guaranteed (that is, being able to meet the needs of the project) long-term supply contracts for such raw materials as chlorine and hydrogen, which shall be implemented upon the approval of the board of directors after discussion;

(4)	cause Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. to conclude the long-term purchase contract with the joint venture for trichlorosilane based on the pricing rules prevailing in the market for long-term purchase contracts, which shall be implemented after approved by the board of directors;

(5)	generally contract the whole project with the budget under RMB 60,000,000 and not exceed the budget without the written consent by Party B; and

(6)	manage the civil construction of the project and cooperate with Party B in equipment installation and commissioning.

8.3 Responsibilities of Party B

In addition to the other responsibilities stipulated herein, Party B shall also:

(1)	be comprehensively responsible for the technical drawings of the joint venture, complete the drawing design, equipment selection, equipment ordering and price negotiations together with the design institute and urge the supplies to deliver the equipment to the factory in due time;

(2)	direct the joint venture in such matters as construction, equipment installation, commissioning, trial-run, official launch and timely realizing the targets, guarantee the leadership status of the procedure and technology in the domestic market, ensure the one-off exchange rate to be not lower than 80%-85% and the competitive advantage of the production cost for each ton of trichlorosilane in the market.

(3)	be responsible for the production, operation and management, train the various employees and cause them to meet the employment requirement within the shortest time after the completion of the construction;

(4)	ensure the technology and drawings provided by it to be free from any infringement against the third party intellectual property right and undertake any and all liabilities so caused, if any, and undertake the liability of indemnity against the damage to or loss of the joint venture so incurred, if any;

(5)	supply the non-standard equipment hereunder with the total investment to be less than RMB 16,000,000 and not exceed the budget without the written consent by Party A (see Appendix 1 – List of Non-Standard Equipment), and provide Shandong New Pharmaceutical Chemistry Design Co., Ltd. with the waste water, waste gas and waste rubbish treatment and relocation technology until the design is completed; and

(6)	begin to deliver the non-standard equipment from the 20th day of March, 2008 with the last batch to arrive on site not later than the 15th day of April.

Article 8 Board of Directors and Board of Supervisors

9.1 Establishment of Board of Directors

9.1.1 The joint venture shall have a Board of Directors. The issuance date of the business license shall be the date when the joint venture and its Board of Directors are duly established.

9.1.2 The board of directors shall be the highest authority of the Joint Venture, which shall determine all the significant matters of the Joint Venture as required by the Articles of Association.

9.2 Composition of Board of Directors

9.2.1 The Joint Venture shall have 7 directors in total among whom 4 shall be appointed by Party A, 3 shall be appointed by Party B. The tenure of each director shall be three years; provided that the director may serve a consecutive term if re-appointed by the appointing Party. In case of any adjustment to the parties’ equity, the parties shall negotiate and determine the members of the board of directors as per the adjustment.

9.2.2 The board of directors shall have one (1) chairman who shall be appointed by Party B.

9.2.3 The Chairman of the Board shall be the legal representative of the Joint Venture, who shall perform his/her duties as per the laws, articles of association and the authority granted by the board of directors.

9.2.4 In case of any failure to perform his/her duties, the chairman may temporarily authorize other directors to perform the duties for and on his/her behalf. In case of any vacancy in the position as a director prior to the expiry of the term of this director, the original appointing party shall appoint one (1) substitute director to serve the remaining term within two (2) weeks.

9.2.5 Unless the director is also a member of the management of the joint venture or the employee of the joint venture, the director shall obtain no salary or other remuneration from the joint venture; provided that the board of directors may determine to distribute allowances to the director. The joint venture shall undertake the traveling fees and the other expenditures incurred by the director to attend the meetings of directors.

9.3 Meeting of the Board of Directors

9.3.1 The meeting of the Board of Directors shall be held at least once a year. The Chairman shall convene the meeting of directors if so required by any 5 director. The meeting of the board of directors is normally held in the place where the Joint Venture is legally registered or the other places within or out of the territory of China as unanimously agreed by the board of directors. The detailed procedures for the meeting of the Board of Directors are illustrated in the articles of association.

9.3.2 Subject to the provisions stipulated in Article 9.3 hereof, the quorum of the meeting of directors is two-thirds (2/3) of the directors, that is, the meeting of directors shall be attended by at least 5 directors. The resolutions made in the meeting of directors in which the attending directors are less than the quorum shall be invalid.

Notwithstanding the above said, the directors who are unable to attend the meeting of directors in person may authorize others in writing to attend the meeting and perform their duties for and on their behalf.

The directors failing to attend the meeting of directors in person or by proxy within one (1) hours upon the specified commencement time of the meeting shall be deemed to be absent and have waived their voting right in the meeting. The directors failing to attend the meeting of directors in person or by proxy for twice shall be deemed to have failed to perform their duties and the board of directors may propose the parties to dismiss and replace the directors. Where the number of the attending directors fails to meet the quorum, the board of directors shall postpone the meeting to the same time in the next week and the parties shall notify all directors of such postponement. Where the number of the attending directors fails to meet the quorum for twice in consecution due to any director’s absence or either party’s failure to nominate and appoint the directors as per Article 9.2.1 and 9.2.4, the provisions stipulated in Article 9.3.3 shall apply.

9.3.3 Where the number of the attending directors fails to meet the quorum for twice in consecution, any director may request the general manager to issue the notice to all directors and the parties specifying the fact of such delay and the time, the date and place of the meeting of directors to be held within at least fifteen (15) days upon the notice. Any 5 directors will constitute the quorum of such meetings.

9.3.4 The written decision signed by all the directors shall have the same legal force and effect as the resolutions reached in the meetings of directors which are officially convened and held.

9.3.5 No resolutions may be made regarding the following matters unless and until unanimously approved by the attending directors or their representatives:

(I) Amendment of the Articles of Association;

(II) Increase or reduction of the registered capital of the Joint Venture;

(III) Merger, division, form change, dissolution or suspension of the Joint Venture;

(IV) Merger or consolidation of the Joint Venture with other natural persons or other corporations;

(V) equity transfer of the joint venture and the matters related thereto.

9.3.6 Except the matters specified in Article 9.3.5 and the articles of association, the other matters to be approved by the board of directors shall be resolved and approved by more than two-thirds (2/3) of the directors or their representatives attending the meeting.

9.3.7 Any director may resign prior to the expiry of his/her term; provided that the directors shall submit the written resignation report to the board of directors. If the members of the board of directors are less than the statutory number due to any party’s resignation, the resignation report shall not take effect until the vacancy is made up by the next director. The remaining directors shall notify the corresponding party as soon as possible to appoint a director to serve out such director’s term. Before the parties make the resolution regarding the election of the director, the resigning director’s and the remaining directors’ duties shall be subject to reasonable limitations.

9.3.8 Where any director resigns or before the expiry of his/her term, his/her obligations to the joint venture and the parties will not be automatically released before his/her resignation report takes effect or within the reasonable period after his/her resignation report takes effect and within a reasonable period upon the expiry of his/her term. The director’s confidential obligations shall remain in effect upon the expiry of his/her term until the secrets enter the public domain. The effective period of the other obligations shall be determined based on the principle of fairness, the period between the occurrence of the event and the director’s leaving office and the applicable laws and regulations and the articles of association. The director shall be loyal to his/her duties and protect the joint venture’s interests. In case of any conflict between the interests of the joint venture and his/her own interests, the director shall give the priority to the interests of the joint venture and the parties.

9.4 Supervisors

9.4.1 The supervisors shall be the representatives from both parties and the employees of the joint venture. The persons who may not be the senior management personnel as stipulated by the Company Law may not be the supervisors of the joint venture. The directors, the general manager and the person in charge of finance shall not be the supervisors of the joint venture.

9.4.2 The tenure of each supervisor shall be three years; provided that the supervisors who are the representatives from the parties shall be appointed or replaced by the parties and the supervisors who are the representatives from the employees of the joint venture shall be appointed or replaced by the employees through democratic election and the supervisor may serve a consecutive term if re-appointed by the appointing Party.

9.4.3 Where the supervisor fails to attend the meetings of supervisors in person for twice shall be deemed to be unable to perform his/her duties and the parties or the meeting of employee representatives shall remove and replace the same.

9.4.4 The supervisor may resign before the expiry of his/her term. The provisions stipulated in the articles of association regarding the director’s resignation shall apply to the supervisors.

9.4.5 The supervisors shall comply with the laws, the administrative regulations and the articles of association and perform the obligations of honest and due diligence.

9.5 Board of Supervisors

9.5.1 The Joint Venture shall have a board of supervisors which shall consist of 3 supervisors in total among whom 1 shall be appointed by Party A, 1 shall be appointed by Party B and 1 shall be appointed by the representatives of employee supervisor. The board of supervisors shall have one chairman who shall be the supervisor appointed by Party B. The supervisors shall be replaced as per the tenure of the chairman of the board of directors.

9.5.2 The board of supervisors shall:

(1) check the finance of the joint venture;

(2) supervise the directors’ and the general manager’s performance in case their performance violates the laws, the regulations or the articles of association;

(3) require the directors and the general manager to correct their acts in case their acts damage the interests of the joint venture;

(4) propose to convene the interim meetings of directors;

(5) perform other duties specified in the articles of association; and

(6) attend the meetings of directors without voting rights.

9.5.3 The board of supervisors shall hold the meeting of supervisors at least once a year. The meeting notice shall be delivered to all the supervisors in writing 10 days prior to the commencement of the meeting. The decisions made in the meeting of supervisors shall take effect unless and until approved by more than a half of the supervisors.

Article 9 Operation and Management Organization

10.1 The joint venture will operate and manage the project upon its establishment. The joint venture will have four departments, namely, the planning and finance department, the administration and human resources department, the production and technology department and the operation department (including supply, sales, logistics and warehousing).

10.2 System of General Manager’s Responsibility

The joint venture shall adopt the system of general manager’s responsibility. The general manager and the administrative vice general manager and the operational vice general manager shall be recommended by Party A and approved by the board of directors. The finance supervisor, the technical vice general manager and the general engineer shall be recommended by Party B and approved by the board of directors. The tenure of the general manager and the operation and management team shall be three (3) years.

10.3 Where the board of directors discovers that the management personnel are incompetent or commit malpractice or gross negligence, the board of directors may remove the personnel as voted as per Article 9.3.6 hereof; and the personnel shall undertake the individual liabilities for the joint venture in case of any damage to or loss of the joint venture so caused.

10.4 Duties of the Operation and Management Organization

10.4.1 The general manager shall perform his/her duties within the scope authorized by the board of directors. The general manager shall be responsible to arrange and lead the daily operation and management of the joint venture within his/her authorized scope of duties. The general manager shall report the operation of the joint venture and the other matters to be reported by the board of directors to the board of directors at least once a month.

10.4.2 The general manager shall be responsible to implement the resolutions of directors and arrange and lead the daily operation and management of the joint venture. The general manager may determine the duties of the other senior management personnel as required by the actual work. The other senior management personnel shall assist the general manager and be responsible to the general manager.

10.4.3 The general manager shall be responsible to and report to the board of directors and shall have the following duties and powers:

(1)	to formulate the annual business plan of the joint venture and to submit the same to the board of directors for approval and implementation;

(2)	to formulate the annual financial budget and final accounting plan of the joint venture and to submit the same to the board of directors for approval;

(3)	to formulate the profit distribution methods and the loss remedy methods of the joint venture as per Article 15 hereof and to submit the same to the board of directors for approval and implementation;

(4)	to formulate the plan to increase or decrease the registered capital or the total investment amount if so decided by the board of directors and to submit the same to the board of directors for approval and implementation;

(5)	to formulate the plan regarding the merger, the division, the form change or the dissolution of the joint venture if so decided by the board of directors and to submit the same to the board of directors for approval and implementation;

(6)	to formulate the plan to establish the subsidiaries or the offices of the joint venture and to submit the same to the board of directors for approval and implementation;

(7)	to stipulate the internal management organization plan and to stipulate the basic management rules of the joint venture;

(8)	to make the decisions and to implement the decisions regarding the daily production, operation and management of the joint venture;

(9)	to employ or dismiss the management personnel other than those who shall be employed or dismissed by the board of directors;

(10)	to represent the joint venture within the scope of daily operation and management of the joint venture and the scope otherwise authorized by the board of directors; and

(11)	to implement other matters assigned by the board of directors

The other senior management personnel determined by the general manager and the board of directors shall have the right to attend the meetings of directors of the joint venture without voting rights; provided that this provision does not affect the voting right of the director who is the general manager and has the voting right. If so requested by the board of directors, the other senior employees of the joint venture may attend the meetings of directors without voting rights. Any and all the decisions regarding the daily operation and management matters of the joint venture and the relevant payment within the budget of the joint venture shall be signed by the chairman and the general manager within the scope authorized in the Contract and by the board of directors.

Article 10 Taxes

11.1 Payment of Taxes

The joint venture will legally pay various taxes as stipulated by the Chinese laws and regulations; provided, however, that the parties shall do the best to obtain the tax preferential treatments granted by the Chinese government and Jiangsu provincial government and the competent Taixing fiscal or taxation authorities.

11.2 Individual Income Tax

The management personnel, the employees and the labours of the joint venture will pay the individual income tax as per the Chinese laws and regulations, which shall be withheld and paid by the joint venture.

Article 11 Finance, Accounting and Audit

12.1 The joint venture shall procure such insurance from the insurance institutions registered within the territory of China as may be relevant to the joint venture and its joint ventures. Except for the compulsory coverage stipulated by the state laws and regulations, the coverage, the insured amount and the insurance period shall be determined by the board of directors of the joint venture.

13.1 Accounting Regulations

The joint venture shall set up the finance administration rules and the accounting regulations as per the financial and accounting regulations and the applicable laws and regulations promulgated by the Chinese government regarding the foreign invested enterprises. If so required by the parties, the joint venture shall provide the parties with the necessary financial materials and undertake the costs and expenses so incurred so that the parties may prepare or formulate their own financial records or reports.

13.2 Bookkeeping Currency

The joint venture shall adopt RMB as its bookkeeping currency.

13.3 Fiscal Year

The Joint Venture shall implement the unitary Chinese accounting system. The fiscal year of the Joint Venture shall start on January 1 of each year and end on December 31 of the same year; provided that the first fiscal year of the joint venture shall commence from the day when it receives its business license and end on the 31st day of December in the year.

13.4 The general manger of the joint venture shall submit the monthly and the quarterly accounting statements and the annual accounting reports in Chinese to the board of directors and the parties of the joint venture. The annual accounting reports shall be subject to the audit specified in Article 13.6.1 hereof and shall include the balance sheet, the income statement, the financial status change statement and the profit distribution sheet, the cash flow sheet and the relevant attachments and notes.

The monthly accounting statement shall be submitted within one week upon the end of each month; the quarterly accounting statement shall be submitted within fifteen (15) days upon the end of each quarter; and the annual accounting report shall be submitted within ninety (90) days upon the end of each fiscal year together with the audit report.

13.5 The joint venture shall prepare and make its accounting books and financial statements as per the promulgated and applicable Chinese accounting laws and principles. The joint venture shall submit the accounting statements to the local taxation authorities, the local statistical departments, the local fiscal department, the local competent financial authorities and the other departments stipulate by the laws within the legitimate scope.

13.6 Audit

13.6.1 The board of directors shall engage a qualified accounting firm which is registered in China and recognized by the parties as the auditor of the joint venture.

The auditor will audit the annual accounting reports of the joint venture in each year and issue the Chinese account inspection report and the other certificates required by the board of directors within ninety (90) days upon the end of each fiscal year.

The accounting statements or the accounting reports specified in Article 11 hereof shall comply with the accounting principles generally accepted in China, the Chinese laws and the internationally accepted accounting standards and practice.

13.6.2 Either party shall have the right to inspect the accounting books and other financial records and procedures and photocopy the necessary copies thereof within the reasonable working hours (including engaging the accountants certified in China or other countries). The fees so caused shall be undertaken by the requiring party. The joint venture shall provide the reasonable channels and cooperation.

13.7 Bank Account

The joint venture shall open the RMB account (hereinafter referred to as the “basic account”) in a commercial bank with the foreign currency businesses, which shall be one of the financing institutions funding the joint venture. Unless otherwise approved by the board of directors, any and all receipts and other receipts and receivables of the joint venture shall be directly transferred to the basic account.

The joint venture will open the foreign currency account in a bank which is approved by the administration of foreign exchange to conduct the foreign currency businesses to the extend permitted by the Chinese laws and regulations regarding foreign currency and bank account management. Any and all the receipts in foreign currency of the joint venture shall be deposited into and paid from such foreign currency account.

13.8 Foreign Payment

The authority to effect foreign payment, including the authority to effect foreign payment from the basic account or the other accounts, shall be determined in the meetings of directors; provided that the joint venture shall officially notify all the opening banks of the joint venture in writing to effect the payment after strictly checking the payment specimen signature reserved by the joint venture in such banks. The written notice regarding the change of such specimen signature shall be approved by the board of directors.

Article 12 Foreign Currency

14.1 Foreign capital

Any and all the matters of the joint venture regarding foreign capital shall be subject to the Administration Rules of the People’s Republic of China on Foreign Exchange and the other applicable laws and regulations.

14.2 Foreign Exchange

Upon the approval by the administration of foreign exchange, the joint venture shall exchange adequate RMB into a foreign currency in due time and deposit the same into the foreign currency account so that the joint venture may meet all the requirements stipulated in Article 14.3 hereof regarding foreign currency. The parties shall do the best including causing the directors nominated and appointed by them to give the necessary approval to assist the joint venture to obtain such approvals as may be required to remit the foreign currency in or out of China.

14.3 Payment in Foreign Currency

The joint venture shall pay the capital in the foreign currency account (if any) in the following orders:

(1)	to pay the foreign employee’s salary (if any);

(2)	to pay the purchase price of the imported items determined by the board of directors;

(3)	to distribute the profits to the foreign party; and

(4)	to effect the other foreign currency payment determined by the board of directors.

Article 13 Investment Proceeds

15.1 The expected investment profit of the parties within the joint venture period

15.1.1 The parties shall jointly share and undertake the profits, risks and losses as stipulated in the Contract.

15.1.2 The annual profit of the joint venture shall be distributed in RMB. In consideration of the contribution made by the foreign party in foreign currency, the joint venture shall convert the profits distributed to the foreign party into the convertible foreign currency if so required by the foreign party with the relevant costs and expenses to be borne by the joint venture.

15.2 Withdrawal of Three Funds

The joint venture will withdraw the three funds as stipulated by the Chinese laws and regulations in the proportion determined by the board of directors based on the actual operation of the joint venture, where the reserve fund shall be mainly used to remedy the losses of the joint venture, the enterprise development funds shall be mainly used to expand the production and operation of the joint venture and to upgrade and repair and maintain the technology and the employees welfare and bonus fund shall be used for the employee’s welfare.

15.3 Losses in the Previous Years

The joint venture may not distribute any profit before remedying the losses in the previous years. The profits accrued in the previous years may be distributed together with the distributable profits of this year.

15.4 Profits

15.4.1 The parties hereby agree that the profits distributable to the parties are the profits of the joint venture upon the payment of the income taxes (unless the joint venture has no obligations to pay taxes as per the laws), expenses to be paid before the payment of the income tax, the remedy of the losses in the previous years (if any) and the withdrawal of the three funds as per the joint venture laws and the other applicable laws and regulations regarding foreign investment (hereinafter referred to as the “distributable profit”). The joint venture may distribute the distributable profit to the parties in proportion to their respective contributions to the registered capital of the joint venture.

The joint venture shall first pay off the principles to be paid to the financing institutions in this installment as per the financing agreements.

15.4.2 The parties agree that the actual investment profits accumulated during the period from the commencement of the joint venture period to the end of the specific fiscal year shall be accounted as per the audited financial reports of the fiscal year upon the end of each fiscal year.

Article 14 Sales of Product

16.1 Sales of Product

Party A will cause Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. to execute a long-term purchase contract with the Joint Venture. As a special agreement, Party B designates Zibo Bao Yun Chemistry Factory to provide Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. with trichlorosilane for at least 200 tons per month from January, 2008 and for at least 1,000 tons averagely (that is, 70% of Zibo Bao Yun Chemistry Factory’s total production capability of

21,000 tons) per month from the 1st of April. After Party B’s future development plan has been confirmed by the parties, Party A will cause Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. to conclude the long-term purchase contract with Bao Yun Chemistry Factory (with the specific sales contract to be concluded between Zibo Bao Yun Chemistry Factory and Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.).

Article 15 Construction Management

17.1 Construction

The construction of the joint venture shall be managed by a construction management company selected by the board of directors. The board of directors shall adopt the target management regarding the joint venture.

The joint venture will select the qualified construction and installation company and the domestic equipment and materials supplier through bidding as specified by the state. The joint venture will employ the construction bid invitation consultant to formulate the tender and undertake the bid invitation.

17.2 Priority

The parties hereby irrevocably undertake to grant the other party with the priority under the same conditions so that the parties may have the priority to participate in the expansion project which is based on the joint venture. Unless the party explicitly waives the priority in writing, the other party may seek the company, the enterprise, the unit and the individual other than the parties as the partner. The priority shall cover any and all companies, enterprises, units and individuals within or out of China.

Article 16 Labor Management

18.1 Independent Right Related to Human Resources

The joint venture shall have the absolute and independent right to legally decide to appoint or remove its employees. The parties shall first employ the Chinese employees if they meet the requirements of the joint venture and employ the persons recommended by Party B under the same conditions.

18.2 Employment and Removal

The employment, removal, salary, labor protection, labor insurance, welfare, principles and awards and punishment of the employees of the joint venture shall be stipulated by the general manager as per the applicable Chinese laws and regulations and be submitted to the board of directors for approval and implementation.

Article 17 Liabilities for Breaching the Contract

19.1 Events of Default

For the purpose of the Contract, either party violates any provision of the Contract shall be deemed as an event of default hereunder. Should the party in default brings damage to or loss of the joint venture or the other party (hereinafter referred to as the “innocent party”) due to its breaching act, the party in default shall indemnify the joint venture or the innocent party.

19.2 Failure to Make Contributions as Specified

Where either party fails to make its contribution to the registered capital of the joint venture in whole or in part within the time specified herein, it shall promptly rectify its act and pay the interest to the joint venture as per the delayed time and the outstanding amount at the annual rate of, whichever is lower, (1) the interest rate for the one-year loan of the commercial bank promulgated by the People’s Bank of China at that time; (2) the highest loan interest rate permitted by the Chinese laws. The interest shall be paid together with the payment of the principle of the contribution.

19.3 Acts of Directors

The party shall undertake the liabilities to the joint venture and/or the other party for the acts or omissions conducted by any directors appointed by it during the performance of his/her duties including indemnifying the joint venture or the other party against the losses or damage so caused.

19.4 Default Before the Contract Takes Effect

Before the Contract takes effect after signed by the parties and approved by the examination and approval authority, if the party in default:

(1)	fails to perform its obligations hereunder and so cause the joint venture to be unable to submit the relevant applications to the examination and approval authority for examination and approval or unable to obtain the approval from the examination and approval authority;

(2)	violates Article 22 hereof;

(3)	violates any representations and warranties hereunder; or

(4)	violates the other provisions hereof as reasonably determined by the innocent party and so cause the performance of the Contract to be impossible and the party in default fails to rectify its act within thirty (30) days after the innocent party issues the written notice.

The party in default shall indemnify the innocent party against any and all the direct damage and losses so caused including the prophase development costs and expenses undertaken by the innocent party for the joint venture project mentioned herein.

Article 18 Events of Force Majeure

20.1 Events of Force Majeure

For the purpose of the Contract, ‘events of force majeure’ refer to such events or conditions as the affected party may not reasonably foresee, overcome and avoid, including natural disasters, wars, military conflicts, fire and/or infectious diseases.

20.2 Notice

The party affected by the events of force majeure shall notify the other party and the board of directors of the occurrence of such events in writing without delay or, if the telecommunication is interrupted, immediately after the telecommunication is recovered.

20.3 Written Evidence

The party affected by the events of force majeure shall provide the written evidence issued by the local government or public notary authority in the place where the events occur proving the occurrence of such events, the reasons of the failure to perform the Contract in whole or in part and the reasons to postpone the performance of the Contract due to the influence of such events on the performance of the Contract within fifteen (15) days upon the details of the events, (or upon the time when the telecommunication is recovered if the telecommunication is interrupted).

20.4 Should either party be unable to perform its obligations hereunder in whole or in part due to the influence of the events of force majeure, the party may be exempted from performing the obligations within the scope so influenced.

Article 19 Early Termination

21.1 Early Termination

The Contract shall be terminated upon the expiry of the term of the joint venture; provided that the Contract may be early terminated as per Article 21.2 if:

(1)	either party materially breaches the Contract and the party in default fails to rectify its acts within ninety (90) days upon its receipt of the written default notice from the party in default and so cause the purposes of the Contract or the material benefits of the innocent party may not be realized;

(2)	either party becomes bankrupt, be subject to liquidation or dissolution or is legally required to stop its businesses and so brings significant adverse influence on the joint venture and cause the joint venture to be unable to continue its operation;

(3)	the joint venture violates the Chinese laws and regulations and is so legally dissolved;

(4)	the joint venture has losses for successively three (3) years and the accumulated losses exceed thirty percent (30%) of the registered capital of the joint venture; or

(5)	the parties unanimously agree to early terminate the joint venture.

21.2 Termination Notice

21.2.1 In case of any event mentioned in Article 21.1 (unless the same is caused by the party due to its violation against the Contract), either party shall have the right to give the written notice requiring to early terminate the Contract. The parties shall negotiate with each other within sixty (60) days upon their receipt of the notice to settle the problem. If:

(1)	the parties fail to reach the agreement within sixty (60) days thereupon and the problem is caused by the Contract or Article 21.1(3), 21.1(4) or 21.1(5) hereof, the contract shall be terminated immediately and the joint venture shall be liquidated as per the Contract. Notwithstanding the above said, in case of any event specified in Article 21.1(2) and Article 21.1(4), either party may propose to acquire the other party’s equity in the joint venture as reasonably determined by it.

(2)	the parties fail to reach the agreement within sixty (60) days thereupon and the problem is caused by the Contract or Article 21.1(1), the innocent party may elect whether to terminate the Contract or require the party in default to continue to perform the Contract or to acquire the equity of the party in default in the joint venture at the price unanimously agreed by the parties; provided that the continuance to perform the Contract will not interrupt or prevent the innocent party from requiring for the indemnity as per the other provisions of the Contract and the applicable laws and regulations.

(3)	the Contract is terminated due to Article 21.1(2) hereof, the party who has not been bankrupt or liquidated may elect to terminate the Contract or to seek a third party to replace the bankrupt or liquidated party in the joint venture or to acquire the equity of the bankrupt or liquidated party in the joint venture within ninety (90) days upon the receipt of the termination notice by the other party.

21.2.2 The above-mentioned notifying procedure is not applicable to the situation when the joint venture is legally dissolved by the governmental authority.

Article 20 Liquidation and Assets Disposal

22.1 Liquidation

In case of the early termination of the joint venture or the expiry of its term, the joint venture shall be legally liquidated as specified herein. The liquidation shall be conducted as per the Chinese laws and regulations.

22.2 Liquidation Committee

The joint venture will establish a liquidation committee which shall consist of seven (7) members. The parties shall respectively appoint the members of the liquidation committee in proportion to the directors respectively appointed by them. The liquidation committee may evaluate and liquidate the assets of the joint venture as per the applicable Chinese laws and regulations, based on the value to continue the operation of the joint venture, with reference to the market value of the similar companies in the industry and in accordance with the evaluation principles generally recognized in the world. The liquidation committee may engage the competent experts to assist its work if it deems it necessary.

22.3 Procedures of Liquidation Committee

The liquidation committee shall have the right to represent the joint venture to exercise and enjoy the rights granted by the laws regarding any and all the legal matters related to liquidation. With regard to the matters related to liquidation, each member of the liquidation committee shall have one (1) voting right. The matters to be approved shall be determined by more than 2/3 of the members of the liquidation committee through voting and shall be submitted to the board of directors for approval.

Unless explicitly authorized by the liquidation committee, no member may conduct any act which may have the binding force on the liquidation committee or the joint venture.

22.4 Allocation of Liquidation Assets

The liquidation assets of the joint venture shall be allocated in the following order:

(1)	to pay the liquidation fees;

(2)	to pay the employee’s salary, social insurance premium and statutory severance pay;

(3)	to pay the outstanding taxes;

(4)	to pay the secured debts of the joint venture;

(5)	to pay the unsecured debts of the joint venture;

(6)	the remaining liquidation assets shall be distributed between the parties as below:

(i)	where the Contract is early terminated within twenty (20) years prior to the expiry of the joint venture term, all the remaining liquidation assets shall be distributed between the parties in proportion to their respective equity in the joint venture;

(ii)	where the Contract is early terminated due to the default of either party, the innocent party shall have the priority right to obtain the relevant indemnification from the distributions to indemnify against its damage or losses so suffered; provided that this right shall not interfere the right of the innocent party to claim indemnifications from the party in default against the balance.

22.5 Completion of Liquidation

22.5.1 After the completion of the liquidation, the liquidation committee shall formulate the liquidation completion report which shall include:

(1)	the reasons, period and procedure of the liquidation;

(2)	the disposal of the credits and debts; and

(3)	the results of the disposal of the liquidation assets.

22.5.2 The liquidation completion report shall be submitted to the original examination and approval authority for record after confirmed by the board of directors. The board of directors shall apply with the original examination and approval authority for cancelling the joint venture within fifteen (15) days after the liquidation completion report is submitted to the original examination and approval authority.

22.6 Financial Materials

After the termination of the joint venture, any and all of the original copies of its accounting statements and accounting books shall be kept by Party A. the other party shall have the right to obtain the copies of such accounting statements and accounting books.

Article 21 Confidentiality

23.1 Confidential Information

For the purpose of the Contract, the confidential information refers to any and all the information and materials or data which are disclosed by either party (hereinafter referred to as the “providing party”) or its representative to the other party (hereinafter referred to as the “receiving party”) or its representative, identified as “secret”, “confidential” or “proprietary” by stamp, signal or written notice and regarding either party’s operation, technology, plan, intention, product information, technical information, right of design, trade secret, software, market opportunity, clients and commercial matters, and any and all of such information and materials or data which are provided orally and identified as confidential and confirmed by the providing party in writing as ‘confidential’ within thirty (30) days.

The title to the confidential information including its hardware and software form shall be and remain with the providing party. Where the providing party requires the receiving party to return the confidential information, the receiving party shall return the same promptly and retain no copies thereof.

23.2 Confidentiality

The receiving party shall, regarding the confidential information disclosed to it by the providing party, guarantee that:

(1)	it will keep such information confidential and use and maintain the same only for the purpose of the Contract and the businesses of the joint venture and not for any other purposes and, in particular, for the commercial uses unless otherwise agreed by the parties in writing;

(2)	it will disclose such information to no third party unless otherwise agreed by the providing party in writing in advance;

(3)	it will protect such information with the same case as it adopts in protecting its own confidential information and it will in all cases comply with the standards not lower than those a diligent and reasonable organization will reach;

(4)	it will not disclose any such Confidential Information to any persons other than its employees and consultants or advisors who need to know such information to perform their responsibilities and who have agreed to comply with the obligations of confidentiality.

23.3 Exceptions

The provisions stipulated in Article 23 hereof are not applicable to:

(1)	the confidential information which must be disclosed to the central or local governmental authority for the purpose to obtain such approvals, permits and licenses as may be required by the establishment or operation of the joint venture;

(2)	the confidential information which must be disclosed for the purposes of legal procedures and as required by the laws and regulations unless such information are the information with the privilege;

(3)	the confidential information which must be disclosed as per the laws or administrative regulations or as required by the competent securities exchange market; provided that only part of the confidential information shall be provided if such laws, regulations and requirements require to disclose only part of such information;

(4)	the confidential information which is disclosed to the providing party’s employees and consultants or advisors who need to know such information to perform their responsibilities and who have agreed to comply with the obligations of confidentiality;

(5)	the confidential information which has entered the public domain at the time of disclosure not due to the violation against the provision herein;

(6)	the confidential information which has been provided by the third party not due to the violation against the provision herein;

(7)	the confidential information which the receiving party has obtained from its businesses before the receiving party receives the ‘confidential information’ provided by the providing party;

(8)	the confidential information which the receiving party has known by the other independent methods;

(9)	the confidential information which has been known by the public due to the reasons other than the receiving party’s violation against the Contract or as approved by the providing party in writing in advance; and

(10)	the other confidential information which must be disclosed to the public as per the laws, the administrative regulations or the governmental orders or requirements.

23.4 Public Announcement

Unless otherwise required by the laws or the rules and regulations stipulated by the securities exchange market or the other administrative institutions, neither party may make or issue any announcement or notice for and on its own or the other party’s behalf without the prior approval from the other party in writing.

Article 22 Applicable Laws and Dispute Settlement

24.1 Applicable Laws

The Contract shall be governed by and interpreted in accordance with the Chinese laws. The validity, performance, termination and the rights and obligations of the parties hereunder shall be subject to the Chinese laws.

24.2 Negotiations

Disputes between the parties arising out of or in connection with the Contract or the appendices attached hereto shall be settled through friendly negotiations which shall begin immediately after one party delivers the written notice to the other party requiring for such negotiations.

24.3 Arbitration

24.3.1 In the event such dispute is not resolved through consultations within [sixty (60)] days after the date such negotiations were first requested in writing by a Party, then either Party may submit the dispute to China International Economic and Trade Arbitration Commission located in Beijing for arbitration in accordance with its Arbitration Rules then in force, and as amended by this Article 24.2.

24.3.2 The arbitration shall be conducted in Chinese. The arbitrators shall be fluent in Chinese. The arbitration award shall be in made in written in Chinese.

24.3.3 The arbitration award shall be final and have the binding force upon both parties. The arbitration fees shall be undertaken by the losing party.

24.4 Continue to be Valid

The parties shall continue to perform their respective obligations hereunder except for the matters in disputes during the period of dispute settlement.

24.5 The provisions of Article 24 hereof shall continue to be valid upon the termination of the Contract, which shall not be affected by the failure of the Contract to take effect, the change, rescission, termination or vitiation of the Contract.

Article 23 Change in Laws

25.1 Where the economic interests of the joint venture or either party of the joint venture are materially and adversely affected (including increased costs and decreased income) by the change of the Chinese laws which are relevant to the joint venture, the board of directors and the parties shall do the best to discuss the problem and the disposal methods. The board of directors and the parties shall do the best to make the necessary adjustment so that the parties may be recovered to their economic status effective before such changes. Where the new laws or regulations promulgated by the Chinese governmental authority are more favourable to the joint venture, the joint venture shall promptly apply for such preferential treatment.

25.2 The influence caused by the changes in the governmental laws shall not prevent the parties from performing their respective obligations hereunder.

Article 24 Establishment and Effectiveness of the Contract

26.1	Establishment of the Contract

The Contract shall be established and legally bind the parties of the joint venture after duly signed and stamped by the parties, their respective legal representative or authorized representatives.

26.2	Effectiveness of the Contract

After the Contract has been duly signed and established, the parties may jointly submit the Contract to the examination and approval authority for examination and approval if so agreed by the parties, and shall take effect promptly upon the approval by the examination and approval authority.

26.3	Partial Invalidation

The Contract shall be consistent with the Chinese laws and regulations. In case of any inconsistency, the invalid or violating provision shall not affect the effectiveness of the other provisions of the Contract. Should the invalid or violating provision affect the integrity of the Contract, the parties shall amend the provision and submit the same to the original examination and approval authority for approval based on the contractual spirit and purposes.

Article 25 Notice

27.1	Written Notice

Any notices between the parties and the joint venture and the other joint ventures shall be made in writing.

27.2 Any notice provided for in this Contract or any other relevant purposes by either Party to the other shall be made either by hand, by pre-paid registered mail (or airmail in case of international mailing), by courier service internationally recognized, by telegraph or by facsimile (unless otherwise explicitly provided for herein) to the following contact methods, otherwise, it will be invalid. In case of any change to the following address or contact No., the party shall notify the other party of such change without delay:

To Party A

Party A: Sun Far East Limited

Address: Floor 36, Two Exchange Square, Central, Hongkong

Attn.: Li Jian

Tel. No.: 00852-25268368

Fax No.: 00852-25267638

To Party B

Party B: Zibo Bao Kai Trading Co., Ltd.

Address: 2 Baoxin Road Si Bao Shan, Hi-Tech Industrial Development Zone, Zibo Shandong

Attn.: Song Yihua

Tel. No.: 0533-3984812 3980337

Fax No.: 0533-3980455

27.3	Delivery

Unless otherwise stipulated herein, any and all the notices and communications shall be deemed to be duly delivered to and known by the other party on the following dates: (1) the date when the notice is received, if delivered by hand; (2) on the 7th working day after mailing, if delivered by mailing; (3) the 3rd working day after submission for delivery, if delivered by courier; (4) the date when the facsimile is sent and the facsimile confirmation report is received, if delivered by facsimile.

Article 26 Miscellaneous

28.1 Counterparts

The Contract shall be written in Chinese in ten counterparts. Party A shall hold two copies, Party B shall hold three copies and the joint venture shall hold the remaining five copies.

28.2	No Waiver

Unless otherwise specified herein, either Party’s failure to exercise or delay in exercising any right, power or privilege under this Contract shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

28.3	Entire Contract

This Contract and the Schedules and Annexes hereto constitute the entire agreement between the Parties hereto with respect to the subject matter of this Contract and supersede all prior written or oral discussions, negotiations and agreements between them.

28.4	Conflicts

In case of any conflict between the text of the Contract and the appendices attached hereto, the text of the Contract shall prevail. In case of any conflict between the Contract and the articles of association, the Contract shall prevail.

28.5	Amendment

This Contract shall not be amended verbally, but only by a written instrument signed by the authorized representatives of the parties and on approval by the relevant Examination and Approval Authority. The amended articles shall replace the corresponding articles hereof and constitute an integral part of the Contract.

28.6	Survivability

The articles which shall take effect or remain in effect upon the expiry of the term of joint venture or the termination of the Contract as explicitly specified or implied in the Contract, the articles shall remain in effect and be implemented upon the expiry of the term of joint venture or the termination of the Contract.

28.7	No Third Party Right

The Contract shall be established only for the interests of the parties to the Contract. In no case may the Contract imply or cause any right or obligation of other parties.

28.8	Non Agency or Partnership

Neither party shall have the right to represent the other party. The Contract shall take effect unless and until signed by the authorized representatives of both parties. In all events, the joint venture will act in its own name and shall not be deemed as the agent of the either party. Likewise, unless otherwise approved in writing, neither party will be deemed as the agent of the joint venture; and neither party shall have the right to undertake the obligations in the name of the joint venture or bind the joint venture by any methods.

In witness whereof, the parties have caused their respective authorized representatives to execute the Contract on the first date specified above.

(NO TEXT BELOW)

Signature Page

For and on behalf of

Party A: Sun Far East Limited

Legal Representative (signature)

Title: Managing Director

Date: Jan. 11, 2008

For and on behalf of

Party B: Zibo Bao Kai Trading Co., Ltd. (Stamp)

Legal Representative (signature)

Title: Managing Director

Date: January 11, 2008

A Joint-venture Contract for joint venture of Taixing Zhongneng (Far East) Silicon Co., Ltd established by Sun (Far East) Co., Ltd and Zibo Baokai Commerce and Trade Co., Ltd Appendix 1

List of non-standard equipments

—10,000 tons, two lines

No.	Name	Quantity	Model
1	Fluidized Bed Reaction Furnace	2
2	Filter with a 1900 diameter	8
3	Settling tank	4
4	Recovery Material Metering Tank	6
5	Primary cyclone separator	4
6	Secondary cyclone separator	4
7	Dust collector	12
8	Silicon powder metering hopper	2
9	Distillation column with a 400 diameter	1
10	Distillation column with a 1000 diameter	1
11	Silicon powder storage tank	2
12	Tower top condensing	1
13	Condenser	1
14	Tower top condenser	1
15	Reboiler	1
16	Silicon powder drying furnace	2
17	Heavy component tank	1
18	Heavy component tank	1
19	Raw material & crude product tank	1
20	Refined trichlorosilane product tank	4
21	Silicon tetrachloride tank	2
22	Reflux liquid tank	1
23	80 m2 trichlorosilane condenser	4
24	18 m2 condenser	1
25	30 m2 condenser	2
26	Vertical condenser	8
27	Horizontal condenser	2
28	Condenser	2
29	Nitrogen heating furnace	2
30	Inductance	7 sets
31	5 m2 conductive oil tank	2
32	Inner parts and filler of distillation tower	1 set
33	Automatic silicon powder feeder (with irradiation source)	2 sets
Total

Note: tanks in the tank zone not included